UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2025

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Fastenal Company (the "Company" or "Fastenal") is filing this Amendment No. 1 to the Current Report on Form 8-K filed by the Company on December 22, 2025. This amendment reports two actions taken by the Company’s Board of Directors (the "Board") and the Compensation Committee of the Board (the "Compensation Committee"): first, the Board appointed Jeffery M. Watts as a director of the Company in connection with his previously announced appointment to the role of President and Chief Executive Officer ("CEO"), effective July 16, 2026 (the "CEO Transition Date"), and second, the Compensation Committee approved new compensation for Mr. Watts associated with his transition from President and Chief Sales Officer to President and CEO, effective as of the CEO Transition Date.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
As previously reported, on December 19, 2025, the Board appointed Mr. Watts, Fastenal's President and Chief Sales Officer, as Fastenal's President and CEO, effective as of the CEO Transition Date.
On July 10, 2026, the Board elected Mr. Watts as a director of the Company to succeed Daniel L. Florness, effective as of the CEO Transition Date. Mr. Watts was elected to serve as a director until the Company's next annual meeting of shareholders or until his successor is duly elected and qualified. In connection with his director role, Mr. Watts will receive an annual cash retainer of $50,000 for his service as an employee director of the Company, such retainer to be prorated for the portion of the year during which Mr. Watts serves on the Board following the CEO Transition Date, and to be paid in accordance with the Company's standard director compensation practices.
There are no arrangements or understandings between Mr. Watts and any other person or persons pursuant to which he was selected as a director of the Company. There are no current or proposed transactions in which Mr. Watts, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.
Compensatory Arrangements of New President and Chief Executive Officer
On July 9, 2026, the Compensation Committee approved a new compensation package for Mr. Watts associated with his promotion to President and CEO, effective as of the CEO Transition Date. Under his new compensation arrangement, Mr. Watts will receive:
•an annual base salary of $650,000, prorated from the CEO Transition Date through the end of 2026;
•target quarterly cash incentive awards of 1.75% of the amount by which Company-wide quarterly pre-tax income exceeds 100% of Company-wide pre-tax income for the same quarter of the previous year;
•target supplemental quarterly cash incentive awards consistent with the ROA Assets Program approved by the Compensation Committee on November 21, 2025; and
•no additional equity incentive awards will be granted to Mr. Watts in 2026, but he will be eligible for equity incentive awards commensurate with this position in 2027.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

July 16, 2026	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Chief Accounting Officer and Treasurer